EXHIBIT 2.01

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              DATED 18th June 1999


                             (1) PETER ALFRED NEWMAN
                             DR KEITH GEORGE WARREN
                             IPR INDUSTRIES LIMITED
                                COINSHIRE LIMITED
                                 QUESTER VCT PLC
                     ABINGWORTH VENTURES LIMITED PARTNERSHIP
                   ABINGWORTH VENTURES LIMITED PARTNERSHIP "B"
                             ALTA-BERKELEY 111 C.V.

                                 (2) COLIN NUNN
                                   TOBY GAWIN

                                       and

                           (3) MACROVISION CORPORATION







                          AGREEMENT FOR SALE OF SHARES


                                   relating to

                                 C-DILLA LIMITED

THIS AGREEMENT is made the                                                1999
BETWEEN:-

(1)  the persons whose names and addresses are set out in Column 1 of Schedule 1
     Part 1 ("the Vendors");

(2) the persons whose names and addresses are set out in Schedule 1 Part 3 (the "Warrantors"); and

(3) MACROVISION CORPORATION a Delaware Corporation whose registered office is at 1341 Orleans Drive Sunnyvale California 94089 ("the Purchaser")

WHEREAS:-

(1) C-DILLA LIMITED ("the Company") (further details of which are set out in Schedule 2) was incorporated on the 31st day of January 1992 under the Companies Act 1985 with company number 2683202 and at the date hereof has an authorised share capital and issued share capital as set out in Schedule 2.

(2) The Vendors are the legal and beneficial owners of the number and class of shares (issued as fully paid or credited as fully paid) shown against their respective names in Column 2 of Schedule 1 (constituting all of the Company's issued share capital not already owned by the Purchaser) and which said shares are hereinafter called "the Sale Shares".

(3)  The Company is a private company.

(4) The Vendors have agreed to sell (each according to his aforesaid interest) and the Purchaser has agreed to purchase all the Sale Shares upon the terms and subject to the conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:-

1.   Definitions and Interpretation

     IN this Agreement and in its Schedules the expressions defined below shall (except where the context otherwise requires) have the following meanings:-

     "the Accounts"           the audited  financial  statements  of the Company
                              comprising a balance sheet profit and loss account notes and directors report as at and for the period ended on the Balance Sheet Date

    "Balance Sheet Date"      31st December 1998

    "Business"                the design, development,  production and marketing
                              of secure software products designed to prevent the unauthorised use of digital media


    "Business Day"            a day on which the  clearing  banks in the City of
                              London are open for business

    "the Cancellation
    Agreements"               the cancellation  agreements in the Agreed Form to
                              be entered into by the Optionholders prior to the Completion Date

    "the Companies Act"       the Companies Act 1985

    "Completion"              Completion  in accordance  with the  provisions of
                              Clause 4

    "Completion Date"         the 18th June 1999

    "Cash Consideration"      the  aggregate  cash  amount  to be  paid  by  the
                              Purchaser to the Vendors in part consideration for the acquisition of the Sale Shares as set out opposite their names in Clause 3

    "Consideration"           the  Cash   Consideration  and  the  Consideration
                              Shares

    "Consideration Shares"    109,199  shares  of  common  stock,  US$0.001  par
                              value, in the capital of the Purchaser to be issued by the Purchaser to certain of the Vendors as indicated in Clause 3 in part consideration for the acquisition of such Vendors' Sale Shares as set out in clause 3

    "Covenantor"              the persons named as such in Clause 6

    "the Directors"           those referred to as such in Schedule 2

    "the Disclosure Letter"   a letter of even date herewith from the Warrantors
                              to the Purchaser together with the documents annexed to such letter

    "Employees"               all the employees of the Company at the Completion
                              Date particulars of which are set out in the Disclosure Letter

    "Encumbrances"            all and any lien, charge,  encumbrance,  mortgage,
                              pledge,   security   interest  or  other   adverse
                              interest,   right,   equity   or   claim   of  any
                              description

    "FRS" a financial reporting standard issued or adopted by The Accounting Standards Board Limited

    "Intellectual Property
    Rights" any or all of the following (whether written or unwritten) and all rights in, arising out of, or associated therewith anywhere in the world: (i) all United Kingdom, international and foreign patents and applications therefor and all reissues, continuations, divisionals, renewals and extensions thereof; (ii) all inventions (whether patentable or not), invention disclosures, discoveries, secret processes, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all mask works, mask work registrations and applications therefor; (iv) all industrial designs and registrations and applications therefor throughout the world; (v) all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, specifications,  all  media  on  which  any of the
                              foregoing is recorded, (viii) any similar, corresponding or equivalent rights to any of the foregoing and (ix) all manuals, instructions, catalogues and other documentation related to any of the foregoing

    "Group" the Purchaser and each and any of its subsidiaries from time to time

    "the Key Employees"       [*]

    "Management Accounts"     the monthly management accounts of the Company for
                              the  period  from 1st  January  1999 to 30th April
                              1999

    "the Management
    Accounts Date"            30th April 1999

    "the Optionholders"       the persons  whose names and addresses are set out
                              in column 1 of Schedule 1 Part 2

    "Outstanding Options"     the outstanding options over or affecting unissued
                              shares in the capital of the Company held by the Optionholders and set out in Schedule 1 Part 2

    "the Properties"          the properties short  particulars  whereof are set
                              out in Schedule 4 and includes any part or parts thereof

    "the Purchaser's
     Solicitors"              Messrs.   Pitmans  of  47  Castle  Street  Reading
                              Berkshire RG1 7SR (Ref. JCH)

    "the Sale Shares"         the shares of the Company specified in Column 2 of
                              Schedule 1

    "SSAP"                    a  statement  of  standard   accounting   practice
                              adopted by The Accounting Standards Board Limited

    "Taxation"                all   forms   of   taxation,    duties,   imposts,
                              contributions, withholdings, charges, sums and levies (including social security contributions) whatsoever wherever and whenever imposed by a Taxation Authority and whether or not primarily payable by the Company or any other person and all amounts recoverable by a Taxation Authority as if they were Taxation and shall be deemed to include the cost of removing any charge over assets imposed by any Taxation Authority and in each case including all charges, interest, fines penalties and surcharges incidental or relating to the same and "Tax" shall be construed accordingly

----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

    "Taxation  Authority"     the Inland  Revenue,  HM Customs and Excise or any
                              other  governmental,   state,   federal  or  other
                              fiscal,   revenue  customs  or  excise  authority,
                              department, agency, body or office whether in the United Kingdom or elsewhere in the world having authority or jurisdiction in relation to the Company for any Taxation purposes


    "TA"                      the Income and Corporation Taxes Act 1988

    "TCGA"                    the Taxation of Chargeable Gains Act 1992

    "VATA"                    the Value Added Tax Act 1994

    "the Vendors'
     Solicitors"              Messrs.  SJ Berwin  of 222  Grays Inn Road  London
                              WC1X 8HB

    "the Warranties"          the  warranties  given  by the  Warrantors  to the
                              Purchaser construed in accordance with Clause 5

1.2 References to statutory provisions shall be construed as references to those provisions as respectively re-enacted from time to time (whether before or after the date hereof) and shall include any provisions of which they are re-enactments. Terms defined in Taxation statutes shall bear the same meanings in Schedule 3 unless otherwise defined therein.

1.3 The expressions "the Vendors" and "the Warrantors" includes their respective personal representatives.

1.4 Any document expressed to be "in the Agreed Form" means in a form approved and for the purpose of identification signed by or on behalf of the parties hereto.

1.5 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.6       References  to  persons  shall  include   trustees  bodies   corporate
          unincorporated associations partnerships states and governmental and administrative entities.


1.7 Save as herein expressly provided otherwise expressions defined in the TCGA the TA or in the Companies Act shall where used herein have the meanings therein given to them.

1.8 The captions to clauses and sub-clauses or to paragraphs in Schedule 3 hereto and the summary notes appearing herein in brackets following references to provisions of the taxation statutes are for the purposes of information only and are not part of this

          Agreement and shall not be used in the construction of any part or the whole of this Agreement.

1.9       References  to  clauses  sub-clauses  paragraphs   sub-paragraphs  and
          schedules relate to the relevant provisions of this Agreement.

2.        Sale and Purchase

2.1 SUBJECT to the terms of this Agreement each of the Vendors as legal and beneficial owner and with full title guarantee shall sell the number of Sale Shares set out opposite his name in column 2 of Part 1 of Schedule 1 free from Encumbrances and with all rights which are now attached to the Sale Shares and the Purchaser (if the Vendors simultaneously shall sell) shall purchase all of the Sale Shares .

2.2 Each Vendor waives any pre-emption rights which he may have relating to the Sale Shares of which he is the registered holder whether conferred by the Articles of Association of the Company or otherwise.

3.        Consideration

3.1 THE Consideration for the transfer of the Sale Shares in accordance with the terms of this Agreement shall be paid or satisfied as follows:-

          (a) the payment by the Purchaser to the Vendors of the Cash Consideration on Completion which, as between the Vendors, shall be divided between them in the amounts shown in column 3 of Schedule 1 Part 1; and

          (b) the allotment and issue to certain of the Vendors of the Consideration Shares credited as fully paid at a price of US$51.62 per Consideration Share on Completion.

3.2 The Consideration Shares shall be apportioned between the Vendors as set out in column 3 of Schedule 1 Part 1.

3.3 Each of the Vendors receiving Consideration Shares by execution hereof represents and warrants to the Purchaser that such Vendor is not a U.S. Person as defined in Regulation S under the U.S. Securities Act of 1933 (as amended) ("the 1933 Act") and in particular is not:

          (i)       a natural  person  resident  in the  United  States;

          (ii) a partnership or corporation organized or incorporated under the laws of the United States;

          (iii) an estate of which any executor or administrator is resident in the United States or incorporated under the laws of the United States;

          (iv) a trust of which any trustee is resident in the United States or incorporated under the laws of the United States;

          (v) an agency or branch of a foreign entity located in the United States;

          (vi) a discretionary account or similar account held by a dealer or other fiduciary organized, incorporated or resident in the United States,

          (vii) a non-discretionary account or similar account held by a dealer or other fiduciary for the benefit or account of a beneficiary resident in the United States or incorporated in the United States; or

          (viii) a non-U.S. partnership or corporation formed by a U.S. person or entity principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933.

3.4 Each of the Vendors receiving Consideration Shares acknowledges and agrees that the Consideration Shares are being allotted and issued to him or it in accordance with the exemption from registration under the 1933 Act provided by Regulation S and will be deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act. Each of such Vendors also agrees that he or it will sell or transfer the Consideration Shares only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration, including, without limitation, Rule 144 and agrees not to engage in hedging transactions with regard to the Consideration Shares unless in compliance with the 1933 Act. The parties hereto agree that the Purchaser has not agreed to register any Consideration Shares at any time and will refuse to register any transfer of the Consideration Shares made otherwise than in accordance with the foregoing.

3.5 The parties agree that the certificate for the Consideration Shares will bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AND THE COMPANY DOES NOT INTEND TO REGISTER THEM. PRIOR TO JUNE 18, 2000, THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS UNLESS THE
          SHARES ARE REGISTERED UNDER.THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. PURCHASERS OF SHARES PRIOR TO JUNE 18, 2000 MAY RESELL SUCH SECURITIES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. A HOLDER

          OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT PRIOR TO JUNE 18, 2000 RESELL THE SECURITIES TO A U.S. PERSON AS DEFINED BY RULE 902(k) OF REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR ANY EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

3.6 The Purchaser shall, upon request, instruct its transfer agent to remove the legend referred to in clause 3.5 from the certificates for any Consideration Shares to be sold:-

          (a)       pursuant to a current and effective registration  statement;
                    or

          (b) pursuant to Rule 144 or otherwise under any available exemption from the Act upon receipt of an undertaking that the relevant Vendor shall transfer the Consideration Shares only pursuant to such registration statement, Rule 144 or otherwise as provided in the legend set out in clause 3.5.

3.7 The Purchaser shall take all actions reasonably necessary to enable holders of Consideration Shares to sell such securities without registration under the 1933 Act within the limitations of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the U.S. Securities and Exchange
          Commission (the "Commission") including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon request of any holder of the
          Consideration Shares, the Purchaser shall deliver to such holder a written statement as to whether it has complied with such requirements, a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the issuer as the holder may reasonably request in complying with any rule or regulation of the Commission allowing the holder to sell any such securities without registration.

4.        Completion

          SUBJECT to the provisions of this Agreement Completion shall take place at the offices of the Purchaser's Solicitors immediately following exchange of this Agreement when and where:-

4.1 the Vendors will deliver or procure the delivery (where appropriate as agent for the Company) to the Purchaser of:-

          (a) duly executed transfers of the Sale Shares in favour of the Purchaser or its nominees together with the relevant share certificates and any power of attorney under which any such transfers are executed on behalf of any of the Vendors;

          (b) letters of resignation in the Agreed Form executed as a Deed from M J Brooke, N E V Martensson, P E N Martensson, P A Newman and S Acland as Directors incorporating in each case an acknowledgement that he has no claim whatsoever against the Company;

          (c) acknowledgements in the Agreed Form executed as a Deed by each of the Vendors confirming that they have no claim against the Company on any account whatsoever and that there are no arrangements outstanding under which the Company has or could have any obligation to them other than in relation to those Vendors who are continuing in office in respect of any ongoing obligations in relation to that office;

          (d) powers of attorney in the Agreed Form executed by each of the Vendors in favour of the Purchaser empowering the Purchaser to exercise the Vendors' rights as shareholders of the Company during the period prior to the stamping and registration of the transfers referred to in paragraph (a) above;

          (e)       the duly executed Cancellation Agreements;

          (f)       the Disclosure Letter duly executed by the Warrantors.

4.2 the Vendors will deliver to the Purchaser as agents for the Company or otherwise make available at the Company's registered office all papers documents records and accounts belonging to or in the possession or under the control of the Company including:-

          (a) the statutory and minute books of the Company duly made up-to-date and the common seal and certificate of incorporation thereof together with up-to-date prints of the memorandum and articles of association and the share certificate book together with all unissued or cancelled share certificates of the Company;

          (b) all books of account or reference as to customers and other records and all insurance policies in any way relating to or concerning the business of the Company;

          (c)       all  deeds  and   documents  of  title  to  all  assets  and
                    properties including the Property of the Company;

          (d) the bank cheque books and paying-in books of the Company and current statements of all its bank accounts all fuel agency cards and other credit cards issued to any

                    Vendors in their capacity as Directors or Employees of the Company who are not continuing in such capacity after Completion;

          (e) all employment and PAYE records, VAT records and service agreements or hire purchase leasing or other agreements of any kind entered into by the Company.

          (f) certified copies of board resolutions of the Company in the Agreed Form

          (i) regarding the acceptance of the resignation from office of those persons referred to in clause 4.1.(b) above;

          (ii) approving (subject only to proper stamping) the transfers of the Sale Shares;

          (iii) approving the registration of the Purchaser or its nominees as members of the Company subject to the production of duly stamped and completed stock transfer forms;

          (iv) amending all relevant bank mandates in accordance with the Purchaser's instructions;

4.3       Subject to the above the Purchaser will:-

          (a) procure the delivery by way of telegraphic transfer to the Vendors' Solicitors for the account of the Vendors of the aggregate amount of the Cash Consideration (the Vendors' Solicitors are authorised by the Vendors to receive payment of the Cash Consideration on the Vendors' behalf and the receipt by the Vendors' Solicitors shall be a good and sufficient discharge to the Purchaser); and

          (b) allot and issue the Consideration Shares in accordance with clause 3.1(b) and appropriate share certificates to the relevant Vendors; and

          (c) deliver to the relevant Optionholders option certificates for the options granted to them as referred to in the Cancellation Agreements and procure the delivery by way of telegraphic transfer to the Vendors' Solicitors for the account of the Vendors of the aggregate amount of the cash entitlement (net of tax) of the Optionholders.

5.        Warranties

5.1 SUBJECT to matters fairly disclosed in the Disclosure Letter the Warrantors hereby severally warrant to the Purchaser contracting itself and for any member of the Purchaser's Group from time to time who is a successor in title to the Sale Shares that:-

          (a) in the case of [*] each of the statements made in Schedule 3 is true and correct in every particular at the date of this Agreement;

          (b) in the case of [*] each of the statements made in clauses 1 (other than sub-clauses 1.7, 1.15 and 1.16), 2, 3, 4, 5
                    (other than sub-clauses 5.7 and 5.8 which shall be given on the basis of the last eighteen month period only rather than last six year period), 6, 7, 8, 9, 12, 14, 15, 16 and 18 of
                    Schedule 3 is to the best of his knowledge information and belief true and correct in every particular at the date of this Agreement;

          (c) in the case of [*] each of the statements made in Schedule 3 clauses 1 (other than sub-clauses 1.7, 1.15 and 1.16), 5 (other than sub-clauses 5.7 and 5.8 which shall be given on the basis of the last eighteen month period only rather than last six year period), 6, 7, 8, 9, 12, 15 and 18 of is to the best of his knowledge information and belief true and correct in every particular at the date of this Agreement;

                    (and so that none of the paragraphs of Schedule 3 shall be limited or restricted by reference to or inference from the terms of any other of those paragraphs) (and notwithstanding any information the Purchaser may have received or been given or have had as actual implied or constructive notice prior to the signing hereof other than that fairly disclosed in the Disclosure Letter).

5.2 Each of the Vendors (other than the Warrantors) hereby warrants to the Purchaser contracting itself and for any member of the Purchaser's Group from time to time who is a successor in title to the Sale Shares that (on a several basis) in respect of the Sale Shares set out opposite their respective names in column 2 of Schedule 1 Part 1 that at the date of this Agreement each of the statements set out in paragraphs1.7, 1.14, 1.15, 1.16 and 1.17 of Schedule 3 is true and accurate in every particular at the date of this Agreement (and notwithstanding any information the Purchaser may have received or been given or have had as actual implied or constructive notice prior to the signing hereof). The Vendors (other than the Warrantors) acknowledge that the Purchaser is entering into this Agreement in reliance on each of the said warranties and representations which have been given with the intention of inducing the Purchaser to enter into this Agreement.

5.3 If there shall be any breach of the terms of this Agreement by any of the Vendors (including the Warrantors) the Purchaser shall be entitled to compensation in respect of any loss resulting from such breach subject (where relevant) to the limitations and

----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          restrictions in this Agreement. Provided Always that the provisions of this clause 5.3 shall be without prejudice to any other remedy which the Purchaser may have by reason of a breach of any such warranty or representation. Notwithstanding the foregoing it is agreed that the Purchaser shall have no right to rescind this Agreement.

5.4 If at any time on or after Completion there shall be any breach of any of the Warranties given by the Warrantors then the Warrantors will pay to the Purchaser an amount equal to the diminution thereby caused in the value of the Sale Shares together with all costs (including reasonable legal costs on an indemnity basis) and charges and expenses incurred or payable by the Purchaser either before or after the commencement of any action in connection therewith.

5.5 The benefit of the Warranties contained in this Clause 5 and Schedule 3 shall be assignable in whole or in part to any person entitled to the benefit thereof pursuant to sub-clause 5.1 of this Clause 5.

5.6 Any liability to the Purchaser or any other person hereunder may in whole or in part be released compounded or compromised or time or indulgence given by the Purchaser or such other person in its discretion as regards all or any of the Vendors (including the Warrantors) under such liability without in any way prejudicing or affecting the rights against any other or others of the Vendors (including the Warrantors) under the same or a like liability whether joint or several or otherwise.

5.7       Subject to clause 5.1 and the  limitation  set out in paragraph 1.9 of
          Schedule 5 the Warranties contained in this Clause 5 and Schedule 3 shall continue in full force and effect after Completion and the Purchaser shall be entitled on and after Completion to take action in respect of any breach or non fulfilment of any of the representations and warranties given by the Vendors and/or the Warrantors discoverable by the Purchaser before Completion provided it was not actually known to Victor Viegas, Bill Krepick, Brian Dunn or John Ryan and the rights of the Purchaser shall not be affected by Completion, by any investigations made by or on behalf of the Purchaser into the affairs of the Company by the Purchaser failing to exercise or delaying in exercising any right or remedy or by anything else except a specific authorised written waiver or release and no single or partial exercise of a right shall preclude a further or other exercise.

5.8 None of the information supplied by the Company or their respective professional advisers to the Vendors or the Warrantors or their representatives or professional advisers in connection with this Agreement or the documents referred to in it or in relation to the Business and affairs of the Company shall be deemed to be a representation to the Vendors or Warrantors (as the case may be) by the Company of its accuracy and the Vendors and the Warrantors undertake to the Purchaser that they will not make a claim against the Company in respect thereof.

5.9 Any Warranty which refers to the knowledge information or belief of the Warrantors or the awareness of the Warrantors or similar shall be deemed to mean the knowledge, information or belief which the Warrantors actually had or would have had if they had made full enquiry into the subject matter of the Warranty and, in particular, had made all reasonable enquiry with each of the Key Employees and [*].

5.10 The maximum aggregate liability of each of the Warrantors for all claims for breach of Warranty shall not exceed the amounts set out opposite his name in column 2 of Schedule 1 Part 3

5.11 The liability of the Warrantors under the Warranties shall be limited as set out in Schedule 5.

5.12 [*] shall not be liable for any claim for breach of the Warranties unless and until the aggregate amount of all such claims exceeds the total sum of ONE HUNDRED THOUSAND US DOLLARS (US$100,000) but if such aggregate liability shall exceed that sum [*] shall be liable for the whole amount of such claim or claims and not merely the excess. The amount of such claim in US Dollars shall be based on the exchange rate applicable at the date of the claim and it is agreed by the Purchaser and [*] that if [*] fails to satisfy the claim or claims by way of a cash payment to the Purchaser within 14 days of the claim or claims being agreed or determined the Purchaser shall be entitled to withhold from [*] or that [*] shall be required to surrender (without compensation) such number of stock options over the common stock of the Purchaser which are in existence at the date of the claim or which the Purchaser has otherwise agreed to grant to [*] ("Macrovision Options") as equates to the amount of the claim or claims. For the purpose of this clause the value of each of the Macrovision Options shall be the sum of THIRTY US DOLLARS (US$30).

5.13 [*] shall not be liable for any claim for breach of the Warranties unless and until the aggregate amount of all such claims exceeds the total sum of ONE HUNDRED THOUSAND US DOLLARS (US$100,000) but if such aggregate liability shall exceed

----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          that sum [*] shall be liable for the whole amount of such claim or claims and not merely the excess. The amount of such claim in US Dollars shall be based on the exchange rate applicable at the date of the claim and it is agreed by the Purchaser and [*] that if [*] fails to satisfy the claim or claims by way of a cash payment to the Purchaser within 14 days of the claim or claims being agreed or determined that the Purchaser shall be entitled to withhold from [*] or [*] shall be required to surrender (without compensation) such number of stock options over the common stock of the Purchaser which are in existence at the date of the claim or which the Purchaser has otherwise agreed to grant to [*] ("Macrovision Options") as equates to the amount of the claim or claims. For the purpose of this clause the value of each of the Macrovision Options shall be the sum of THIRTY US DOLLARS (US$30).

6.        Restrictive Covenants

6.1 [*] ("Covenantor") undertakes to the Purchaser by way of further consideration for the obligations of the Purchaser under this Agreement that for the period of [*] years after Completion (unless the Covenantor's employment with the Company is terminated during that time otherwise than for cause in which case such period shall be reduced to [*] years after Completion) he will neither on his own account nor in conjunction with nor on behalf of any person firm or company whether as an employee director consultant shareholder partner agent or in any capacity whatsoever directly or indirectly:-

          (a) solicit interfere with canvass induce or endeavour to solicit entice or induce away from the Company any trade or business of the type carried on by the Company in the period of 12 months prior to the Completion Date ("the Relevant Period") of any person firm or company who or which during the Relevant Period was a client or customer of the Company or a prospective client or customer with whom the Company had entered into serious negotiations;

          (b) solicit interfere with canvass induce or endeavour to solicit entice or induce away from the Company any trade or business of the type carried on by the Company in the Relevant Period from any person firm or company who or which during the Relevant Period was a supplier of the Company or a prospective supplier with whom the Company had entered into serious negotiations;

          (c) render any services or supply any goods or products competing or likely to compete with those of the Company to any person firm or company who or which during the Relevant Period was a client or customer of the Company or a prospective client or customer with whom the Company had entered into serious negotiations;

----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (d) obtain any services or any goods or products competing or likely to compete with those obtained by the Company from any person firm or company who or which during the Relevant Period was a supplier of the Company or a prospective supplier with whom the Company had entered into serious negotiations;

          (e) take any action likely to result in any supplier of the Company ceasing or reducing its trade with the Company;

          (f) solicit entice or induce or endeavour to solicit entice or induce away from the Company any director manager consultant or senior employee (earning(pound)30,000 or more gross per annum (subject to increase in accordance with the Retail Prices Index)) employed by the Company at the Completion Date or during the Relevant Period to leave the Company and become employed or engaged by any person firm or company which is in competition to any trade or business of the Company as carried out in the Relevant Period whether or not such person would commit any breach of contract by reason of leaving and the Covenantor shall not approach any director manager consultant or senior employee for such purpose or authorise or knowingly approve the taking of any of the aforesaid actions by any other person firm or company;

          (g) offer or procure the offer of employment to any director manager consultant or senior employee (earning (pound)30,000 or more gross per annum (subject to increase in accordance with the Retail Price Index)) employed by the Company at the Completion Date or during the Relevant Period whether or not such person would commit any breach of contract by reason of leaving and the Covenantor shall not approach any director manager consultant or senior employee for such purpose or authorise or knowingly approve the taking of any of the aforesaid actions by any other person firm or company;

          (h) engage in or be concerned or interested in, in competition to the Company, any trade or business carried on by the Company in the Relevant Period in respect of which the Covenantor was engaged or concerned or interested during the Relevant Period for the Company or in respect of which the Covenantor had or has confidential information of the Company anywhere within the United States;

          (i) engage in or be concerned or interested in, in competition to the Company, any trade or business carried on by the Company in the Relevant Period in respect of which the Covenantor was engaged or concerned or interested during the Relevant Period for the Company or in respect of which the Covenantor had or has confidential information of the Company anywhere within the European Union and/or European Free Trade Area;

          (j) engage in or be concerned or interested in, in competition to the Company, any trade or business carried on by the Company in the Relevant Period in respect of which the Covenantor was engaged or concerned or interested during the Relevant Period for the Company or in respect of which the Covenantor had or has confidential information of the Company anywhere within the world;

          (k) engage in or be concerned or interested in, in competition to the Company, any trade or business carried on by the Company in the Relevant Period in respect of which the Covenantor was engaged or concerned or interested during the Relevant Period for the Company or in respect of which the Covenantor had or has confidential information of the Company anywhere within the United Kingdom;

          (l) anywhere in the world for any purpose whatsoever use or carry on or be engaged in any business firm or company using any business name used by the Company or any name containing "C-Dilla" or the logo of the Company or any colourable imitation thereof.

6.2 Each of the Vendors undertakes henceforth not to divulge or use other than for the benefit of the Company any confidential information of the Company (including without limitation information concerning the Business, the accounts or finances of the Company or its customers' transactions or affairs of which it has knowledge) for a period of [*] years from the date of acquiring such confidential information otherwise than (i) to the professional advisers officers and employees of the Company whose province it is to know the same and (ii) in the case of the institutional Vendors each shall be at liberty from time to time to make such disclosure to its partners, trustees, shareholders, unit holders and other participants in relation to the business affairs and financial position of the Company as is usual practice in accordance with the business of such institutional Vendors and undertakes to use its best endeavours to prevent the publication or disclosure of any such confidential information save that this clause shall not prevent any disclosure of confidential information required by law or by any governmental or other authority or regulatory body.

6.3 Each of the Vendors (other than the Covenantor) agrees that for a period of [*] years from the Completion Date it shall not directly solicit interfere with canvass induce or endeavour to solicit entice or induce away from the Company any person who is then or was at Completion a director manager consultant or senior employee of the Company (as that term is defined by paragraph 6.1(f) above)

----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.4 The restrictions contained in the preceding sub-clauses are considered reasonable by the parties (having taken independent legal advice) and are considered to be reasonable and necessary for the protection of the Company and accordingly the benefit of the covenants may be assigned by the Purchaser and its successors in title without the consent of the Vendors.

7.        Further Assistance

7.1 Each of the Vendors undertakes to do execute and perform all such further acts deeds documents or things as the Purchaser may reasonably require effectively to vest legal and beneficial ownership of the Sale Shares in the Purchaser or its nominees free from all Encumbrances whatsoever and to give full effect to the terms of this Agreement.

7.2 Failing compliance by any Vendor with clause 7.1 such Vendor irrevocably appoints any director of the Purchaser as its attorney with full power and authority in its name and on its behalf to do everything and to execute all documents which such attorney in his absolute discretion considers necessary or desirable to give effect to the provisions of clause 7.1.

8.        Publicity

          SAVE as may be required by law or by any governmental or other authority or regulatory body none of the Vendors [or the Warrantors] shall issue any information or statement to the press relating to the transaction herein agreed to be effected or any part of it without the prior written consent of the Purchaser.

9.        Costs

          EACH party shall pay its own costs and expenses (including the fees of agents, representatives, solicitors, accountants and actuaries engaged by them) in connection with the negotiation preparation and completion of this Agreement and all incidental documents

10.       Governing Law

          THIS Agreement shall be governed by and construed in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts.

11.       Notices

11.1 ANY notice or communication to be given under this Agreement shall be in writing and shall be delivered personally or sent by first class pre-paid or registered or recorded delivery post to an address inland or by first class air-mail post to an address overseas or by facsimile transmission to (in the case of a corporation) its registered office for the time being or (in the case of an individual) his last known address or (in either case) the relevant facsimile number of the party to receive the notice.

11.2 Communications to the Purchaser shall be marked for the urgent attention of the Chief Financial Officer (or such other individual as may be subsequently notified by the Purchaser for that purpose).

11.3      The notice shall be deemed to be given:-

          (a)       if delivered personally at the time of delivery; or

          (b) if sent by inland post 2 Business Days after the notice shall have been posted; or

          (c) if sent by overseas post 4 Business Days after the notice shall have been posted; or

          (d) if sent by facsimile at the time of completion of transmission by the sender, if received at least two hours before the close of working hours on a Business Day and otherwise on the next Business Day.

11.4 In proving service it shall be sufficient to prove that personal delivery was made or that the envelope containing the notice was properly addressed and delivered into the custody of the postal authorities as a first class pre-paid or registered or recorded delivery letter or that the facsimile was dispatched and a confirmatory transmission report received.

11.5 For the purpose of this clause 11 "working hours" means between the hours of 9.00 am and 5.00 pm (inclusive) local time to the recipient of the notice.

12.       Assignability

          THE benefit of this Agreement (including without limitation the Warranties) may be assigned by the Purchaser in whole or in part. None of the rights of the Vendors under this Agreement shall be assigned without the prior written consent of the Purchaser such consent not to be unreasonably withheld or delayed.

13.       Waiver

          NO failure to exercise nor any delay in exercising any right or remedy hereunder by either party shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies herein provided by law. In the event that any matter falls within the scope of more than one of the provisions of this Agreement nothing shall prevent the Purchaser from enforcing against the Vendors the more (or most) stringent requirement.

14.       Severability

          EACH of the obligations contained in the clauses and sub-clauses of this Agreement shall be construed as separate and severable obligations but if at any time any one or more of the obligations is or becomes invalid illegal or unenforceable in any respect under law but would be valid if some part thereof were deleted or the period or area of application reduced such obligation shall apply with such modification as may be necessary to make it valid and effective and in any event the validity legality and enforceability of the remaining clauses and sub-clauses hereof shall not in any way be affected or impaired thereby.

15.       Entire Agreement

          This Agreement and the documents referred to in this Agreement constitute the whole agreement between the parties in relation to the subject matter covered. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement. It is agreed that:

          (a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement;

          (b) in the absence of fraud, no party will have any remedy in respect of any untrue statement, made to it or its representatives or agents, upon which it or they relied and such party's only remedy will be for breach of contract or as otherwise expressly provided by this Agreement; and

          (c) this clause shall not exclude any liability for fraudulent misrepresentation.

16.       Variation

          NO alteration amendment or variation of this Agreement shall be of any force or effect unless it is in writing and signed by (or by some person duly authorised by) each of the parties.

17.       Obligations

          WHERE this Agreement is executed by or on behalf of two or more parties together:-

17.1 this Agreement shall not be revoked or impaired as to any of such parties by the incapacity or insolvency of the other(s); and

17.2 the Purchaser may release or discharge any party from its obligations under this Agreement or accept any composition from or make any other arrangements with any party without releasing or discharging the other(s) or otherwise prejudicing or affecting the rights and remedies of the Purchaser against the other(s).

18.       Execution

18.1 THIS Agreement may be executed in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart.

18.2 Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same Agreement.

18.3 Delivery by facsimile by any party of a duly executed counterpart shall be deemed to constitute delivery of an original counterpart of this Agreement and such facsimile copy shall be capable of being produced in evidence in court or for registration at any appropriate Registry or otherwise as an original document by the party or parties to this Agreement to whom such facsimile is transmitted.

IN WITNESS whereof this Agreement has been executed as a deed the date first above written

                                   SCHEDULE 1

                                     PART 1

              DETAILS OF THE REGISTERED HOLDERS OF THE SALE SHARES

Column 1                       Column 2                           Column 3
Name and Address of Vendors    No. and class of Shares held       Consideration
---------------------------    ----------------------------       -------------
                                                               Cash       Shares

                                      [*]




----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                     PART 2

                          DETAILS OF THE OPTIONHOLDERS

Column 1                           Column 2

Names of Optionholders        Number           Date Granted         Option Price
----------------------        ------           ------------         ------------

                                   [*]



----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                     PART 3

                            DETAILS OF THE WARRANTORS

Column 1                                    Column 2

Name and Address of Warrantors              Maximum cap on liability
------------------------------              ------------------------



                                               [*]


----------
[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE 2

                             DETAILS OF THE COMPANY


1.   Name:-                             C-Dilla  Limited

2.   Registered in England with limited liability under the Companies Act 1985

3.   Date of Incorporation:-            31 January 1992

4.   Registered Number:-                2683202

5.   Authorised Share Capital:-         (pound)1,326,000  divided  into:- 28,847
                                        "A"  Ordinary  Shares of 10 pence  each;
                                        150,000 "B" Ordinary Shares of 10 pence each; 21,153 "C" Ordinary Shares of 10 pence each; 500,000 "D" Ordinary Shares of 10 pence each; 1,562,500 "E" Ordinary
                                        Shares  of 2  pence  each;  247,500  "F"
                                        Ordinary Shares of 10 pence each; and 1,200,000 Preference Shares of (pound)1 each

6.   Issued Share Capital:-             "A" Ordinary Shares           28,847
                                        "B" Ordinary Shares          150,000
                                        "C" Ordinary Shares           21,153
                                        "D" Ordinary Shares          500,000
                                        "F" Ordinary Shares          247,500
                                        Preference Shares          1,200,000

7.   Registered Office:-                Woodley House, Crockhamwell Road
                                        Woodley Reading Berkshire RG5 3JP

8.   Accounting Reference Date:-        31 December

9.   Auditors:-                         Sheen Stickland

10.  Directors:-

                                        Michael John Brooke
                                        Peter Alfred Newman
                                        Nils Erik Vilhelm Martensson
                                        Simon Hugh Verdon Acland
                                        Victor Viegas
                                        William Krepick
                                        Patrick Erik Nils Martensson

11.  Secretary:-                        Colin Vincent Austin Nunn

                                   SCHEDULE 3

                                   WARRANTIES


1.        GENERAL

1.1 The information contained in the recitals to this Agreement and Schedules 1, 2 and 4 is true complete and accurate in all respects and not (whether by reason of any omission or otherwise) untrue or misleading.

1.2       [intentionally left blank]

1.3 There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to the Warrantors or so far as the Warrantors are aware to the Vendors or any Director of the Company or any person connected with any of them.

1.4 None of the Warrantors or any person connected with them has nor so far as the Warrantors are aware do any of the Directors have any interest, direct or indirect, (i) in any business other than the Business which is or so far as the Warrantors are aware is likely to be or become competitive with the Business or any proposed business of the Company or (ii) in any Intellectual Property Rights of the Company.

1.5 Copies of the Memorandum and Articles of Association of the Company which are annexed to the Disclosure Letter are true and complete in all respects and the register of members and other statutory books of the Company have been properly kept and contain a true, accurate and complete record of the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received.

1.6 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Company have been correctly and properly prepared and so filed or delivered within the time limits contained, mentioned or referred to in the Companies Act.

1.7 The number of Sale Shares set out in Schedule 1 Part 1 constitute the whole of the issued share capital of the Company which is not already owned by the Purchaser and such Sale Shares have been properly allotted and issued and are absolutely and beneficially owned by the Vendors as therein set out and (other than the Outstanding Options) there is no option or warrant or convertible security over or affecting, and there is no mortgage, charge, pledge, lien or other form of security or encumbrance or pre-emption or refusal rights on, over or affecting the Sale Shares or any unissued shares, debentures, loan capital or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

1.8 The Outstanding Options set out in Schedule 1 Part 2 constitute the only options over or affecting any unissued shares of the Company full details of which are set out in the Disclosure Letter.

1.9       The Company has not at any time:-

          (a) repaid or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

          (b) capitalised or agreed to capitalise, in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description nor has it passed or agreed to pass any resolution to do so.

1.10 So far as the Warrantors are aware no material breach of any of the provisions of the Companies Act has been committed by the Company.

1.11 So far as the Warrantors are aware the Company has at all times carried on its business and affairs in accordance with its Memorandum and Articles of Association.

1.12 The Company has not given any power of attorney or any other authority (express implied or ostensible) to any person to enter into any contract or commitment or do anything on its behalf which is still outstanding or effective (other than any authority of directors or employees to enter into routine trading contracts in the normal course of their duties).

1.13      The Company has not declared any dividends or other distributions.

1.14 The Vendors and the Warrantors (as the case may be) have full power and authority and have taken all action necessary to execute and deliver and to exercise their rights and perform their obligations under this Agreement and each of the documents in the Agreed Form to be executed on or before Completion which constitute valid and binding obligations on each of the Vendors and the Warrantors (as the case may be) in accordance with their terms.

1.15 The Vendors are entitled to sell and transfer the full legal and beneficial ownership in the Sale Shares free from all Encumbrances or other adverse claims to the Purchaser and such sale will not result in any breach of or default under any agreement or other obligation binding upon the Vendors or any of them or any of their respective property.

1.16 There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against any of the Vendors in respect of the Sale Shares or the Vendors' entitlement to dispose of the Sale Shares and the Vendors have not been notified of any facts which might give rise to any such proceedings or any such dispute.

1.17 The Company has not exercised nor purported to exercise or claim any lien over the Sale Shares and no call on the Sale Shares is outstanding and all the Sale Shares are fully paid up or credited as fully paid up.

2.        [intentionally left blank]

3.        ACCOUNTS

3.1 The Accounts comply with the requirements of the Companies Act, all other relevant statutes and all applicable SSAPs, FRSs, Consensus or Statement of Recommended Practice issued by the Accounting Standards Board in England and Wales or any committee of it or body recognised by it in force on the Balance Sheet Date; have been prepared in accordance with generally accepted accounting principles and on the same basis as the corresponding accounts for the preceding three financial years; are accurate in all material respects; and give a true and fair view of the state of affairs of the Company at the Balance Sheet Date and of the profits or losses for the period concerned and as at that date make:

          (a)       proper provision for all actual liabilities;

          (b)       proper   provision   (or  note  in   accordance   with  good
                    accountancy   practice)   for  all  deferred  or  contingent
                    liabilities (whether liquidated unliquidated or disputed);

          (c)       proper provision for all bad and doubtful debts;

          (d)       proper provision for all capital commitments;

          (e)       proper provision for all Tax liabilities;

3.2 Full provision or reserve has been made in the Accounts for Taxation liable to be assessed on the Company or for which it is or may become accountable in respect of:

          (a) profits gains or income (as computed for Taxation purposes) arising or accruing or deemed to arise or accrue on or before the Balance Sheet Date;

          (b) any transactions effected on or before the Balance Sheet Date or provided for in the Accounts; and

          (c) distributions made or deemed to be made on or before the Balance Sheet Date or provided for in the Accounts.

3.3 Proper provision or reserve for deferred taxation has been made in the Accounts.

3.4 The profits or losses of the Company for the three financial years ended on the Balance Sheet Date (as disclosed in the Accounts and in the audited accounts of the Company for such previous periods) and the trend of profits or losses thereby shown have not (except as therein disclosed) been affected to a material extent by inconsistencies of accounting practice, by the inclusion of non-recurring items of income or expenditure by transactions entered into otherwise than on normal commercial terms or by any other factor rendering such profits or losses for all or any of such periods exceptionally high or low.

3.5 The Management Accounts have been prepared on a basis consistent with the management accounts prepared in the year preceding the Balance Sheet Date and give a reasonable view of the state of affairs, and profit (or loss) of the Company as at and for the period in respect of which they have been prepared.

4.        CURRENT FINANCIAL AFFAIRS

4.1 The Company had no outstanding capital commitments at the Balance Sheet Date and has not since then incurred or agreed to incur capital expenditure or commitments or disposed of capital assets having a market value in excess of (pound)11,000 per item or (pound)100,000 in aggregate.

4.2       Since the Balance Sheet Date:

          (a) the Company has not paid or declared any dividend or made any payment or disposal which is or is treated as a distribution for the purposes of TA;

          (b) the Company has not repaid any indebtedness in advance of its stated maturity and no event has occurred which would entitle any third party to call for repayment of any part thereof prior to its normal maturity date.

4.3 Save for the financial facilities and borrowings of the Company details of which are set out in the Disclosure Letter, the Company has no borrowings or obligations having the commercial effect of borrowings.

4.4 There are no debts owing by to the Company other than debts which have arisen in the ordinary course of the Business, nor has the Company lent any money which has not been repaid.

4.5 The Company is not a party to any option or pre-emption right, or a party to any guarantee, suretyship, comfort letter or any obligation (whatever called) to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or default in the performance of any obligation of any other person.

4.6 The Company has not engaged in any borrowing or financing not required to be reflected in the Accounts.

5.        CURRENT TRADING AFFAIRS

5.1       Since the Balance Sheet Date:

          (a) the Company has carried on its business in the ordinary course so as to maintain the same as a going concern and has not carried on any activity other than its usual business;

          (b) the Company has not acquired any asset for a consideration in excess of (pound)11,000.

5.2 So far as the Warrantors are aware the Company has at all times conducted its business and affairs in all respects in accordance with all applicable laws and regulations. The Company has obtained and complied with all statutory municipal and other licences consents and requirements applicable to its business as now carried on and all terms and conditions of any licences and consents necessary or desirable to the carrying on of such business have at all times been observed and complied with and the Warrantors are not aware of any intended or contemplated refusal to renew or terminate any such licence or consent.

5.3 The Warrantors have not and so far as the Warrantors are aware neither the Company nor the Directors have committed or done any breach of contract or statutory duty or any other act which could lead to a claim for compensation or damages specific performance injunction set-off or any other civil or criminal claim of sanction being made or brought against him or it as the case may be or which would otherwise adversely affect the Business.

5.4 So far as the Warrantors are aware no substantial customer or supplier of the Company (that is to say a supplier or customer whose supplies to or purchases from the Company of goods or services have represented more than ten per cent in value of all supplies to or purchases from the Company during either or both of the calendar years 1997 and 1998) has during the period of 12 months prior to this Agreement ceased to trade with or substantially reduced the volume of its trade with the Company and during such period the terms of trade of the Company with such supplier or customer have not significantly changed to the detriment of the Company and the Warrantors are not aware that any such cessation or substantial reduction in trade or change in terms of dealing is likely after Completion.

5.5 So far as the Warrantors are aware the Company has not sold or supplied products which are, or were, or will become, unfit for the purpose for which they were intended or which do not comply in any material respect with any warranties or representations expressly or impliedly made by the Company or with all applicable regulations, standards and requirements in respect thereof.

5.6 The Company is not engaged either on its own account or vicariously in any suit action litigation arbitration or tribunal proceedings or any governmental or official investigation or inquiry and no such suit action litigation arbitration or tribunal proceedings or investigation or inquiry or other dispute is pending or threatened by or against the Company and so far as the Warrantors are aware there are no circumstances likely to lead to any such suit action litigation arbitration or tribunal proceedings or governmental or official investigation or inquiry or other dispute.

5.7 There is not now subsisting and has not at any time within the last six years been any debt owing by the Company to any director or person beneficially interested in any part of the share capital of the Company or any person connected with any such person or associated with any such person.

5.8 There is not now subsisting and has not at any time within the last six years been any contract or arrangement (whether of the nature of a loan or otherwise) to which the Company is or was a party in which any director of or person beneficially interested in any part of the share capital of the Company or any person connected with any such person or associated with any such person was directly or indirectly interested.

6.        ASSETS

6.1 All the undertaking of the Company and all assets included in the Accounts or acquired by the Company since the Balance Sheet Date
          (other than current assets subsequently sold or realised in the ordinary course of business) and subject to the above all other assets now used by the Company in the Business are absolutely owned by the Company both legally and beneficially and are in its possession and under its control and none is the subject of any mortgage, debenture, charge, lien, pledge, option, factoring arrangement, hire purchase, leasing, lease purchase or credit-sale agreement or any agreement for conditional sale or sale by instalments or any other encumbrance whatsoever (or any agreement to grant or create any of the same) nor subject to any agreement or arrangement whereby the title to any goods or any rights in the proceeds of sale of any goods is or may be reserved to the seller of the goods or to any third party.

6.2       So far as the  Warrantors  are aware The  Company is not a party to or
          subject  to  any  agreement,  transaction,   obligation,   commitment,
          understanding, arrangement or liability which:-

6.2.1     involves   or  is  likely  to   involve   obligations,   restrictions,
          expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of the Company's Business; or

6.2.2     is any way  otherwise  than in the  ordinary  course of the  Company's
          Business.

7.        JOINT VENTURE AND PARTNERSHIPS

7.1 The Company is not, nor has agreed to become, a party to any joint venture or consortium or partnership arrangement or agreement.

7.2 The Company does not conduct and has not conducted any part of the Business through a branch agency or permanent establishment outside the United Kingdom.

8.        AGREEMENTS RESTRICTING BUSINESS

          Other than in respect of the Material Contracts listed in Part C of the Index to the Disclosure Letter the Company is not a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement, pursuant to which any part of the Business is carried on or which in any way restricts its freedom to carry on the Business in such manner as it thinks fit or to use or exploit any of the assets of the Company in any part of the world in such manner as is thought fit.

9.        GRANTS

          There are no grants, subsidies and other similar payments which the Company has received which (if repayable) have not been repaid in full

10.       ENVIRONMENTAL LIABILITIES

10.1 The Company has not received notice that it has failed to comply with, or has inadequate facilities to continue to comply, with any legislation (both primary and secondary) relating to the protection of the environment as now in force.

10.2 So far as the Warrantors are aware the use of the Property and any other properties which are currently occupied or otherwise used by the Company in connection with the Business and all machinery and equipment therein and the conduct of any Business therein complies in all respects with the Factories Act 1961, the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health & Safety at Work Act 1974 the Planning Acts, the COSHH Regulations, the Control of Pollution Act 1974 and the Environmental Protection Act 1990 and with all rules, regulations and delegated legislation thereunder and all necessary licences and consents required thereunder have been obtained.

11.       LICENCES AND CONSENTS

11.1 So far as the Warrantors are aware the Company has obtained all necessary Open Individual Export Licences from the Department of Trade and Industry and filter licence agreements and all other necessary licences and consents required for the proper carrying on of the Business in each case necessary for the performance of its Business as contemplated by this Agreement and all of the foregoing licences and consents are valid and subsisting.

11.2 The Company has not received notice that it is in breach of any of the terms and conditions of any licences or consents; there are no factors known to the Warrantors that might in any way prejudice the continuation, or renewal, of any licence or consents.

11.3 The Company has not been notified that any agreement or arrangement which it is a party to or directly or indirectly concerned with (whether or not legally binding) or that any course of conduct which it is pursuing is registerable under or prohibited by or capable of giving rise to any investigation by the Director General of Fair Trading or reference to the monopolies and merger commission (whether pursuant to the Treaty of Amsterdam, The Fair Trading Act 1973, The Resale Prices Act 1976, The Restrictive Trade Practices Acts 1976 and 1977, The Competition Acts 1980 and 1998, The Trade Descriptions Act 1968, The Consumer Credit Act 1974 or otherwise) or prohibited as incompatible with the European Community legislation and in particular Articles 85 and 86 of The Treaty of Amsterdam or with any other anti-trust legislation.

12.       EMPLOYEES

12.1 The particulars shown in the Annexure of Employees annexed to the Disclosure Letter show all remuneration payable and pension benefits and other benefits provided which the Company is bound to provide (whether now or in the future) to each officer, Employee or consultant of the Company or any person connected with any such person and are true and complete and include particulars of all profit sharing incentive and bonus arrangements to which the Company is a party whether legally binding on the Company or not. The Company's standard terms of engagement of employees is contained in the Disclosure Letter together with details of any changes (other than to salary) thereto.

12.2 No present Employee of the Company has given or received notice terminating his agreement except as expressly contemplated under this Agreement.

12.3      The Company has not given notice of any redundancies to any Employee.

12.4 The Warrantors are not aware of any outstanding claim against the Company by any person who is now or has been an officer or Employee of the Company or any dispute between the Company and a material number or class of its Employees and no payments are due by the Company under the provisions of the Employment Rights Act 1996.

13.       INTELLECTUAL PROPERTY

13.1 Details of all Intellectual Property Rights registered or for which application for registration has been made in the name of the Company are set out in the Disclosure Letter. All such rights are solely and beneficially owned by the Company, valid and enforceable, and (in respect of the registered rights) all renewal and maintenance fees have been paid and all steps necessary for the prosecution of applications taken.

13.2 So far as the Warrantors are aware details of all licences (whether exclusive or non-exclusive) granted by any third party in respect of the Intellectual Property Rights of the Company (whether written or oral, formal or informal, and including licences of software (other than office software) and/or know-how, collaboration and research agreements, and any Government or University funding arrangements) are set out in the Disclosure Letter. There has been no breach (whether by the Company or so far as the Warrantors is aware by such third party) of the terms of any such licence or of any licence relating to office software used by the Company or of any confidentiality agreements entered into by the Company with any third party. Any licences granted to third parties have been entered into in the ordinary course of the Company's business.

13.3 So far as the Warrantors are aware the Intellectual Property Rights disclosed against warranties 13.1 and 13.2 constitute all such rights required for the conduct of the Business as at the Completion Date.

13.4 The activities of the Company and its employees in the conduct of the Business as now carried on and any products currently under development or contemplated do not infringe the Intellectual Property Rights of any third party, and there has been no actual or suspected infringement by any third party of any of the Intellectual Property Rights of the Company.

13.5 The Company has taken all reasonable steps required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any third party to the Company.

13.6 There are no actual and the Warrantors have not received notice of any potential challenges or disputes relating to the validity, subsistence or ownership of any of the Intellectual Property Rights of the Company, nor any opposition or claim for revocation or rectification of any of the registered Intellectual Property Rights. The Company has no liability to pay compensation to any person pursuant to s.40 and s.41 Patents Act 1977 or any corresponding legislation in any other jurisdiction.

13.7 So far as the Warrantors are aware the Company's products comply with all regulations and standards relevant to their intended applications in any territory in which the Company is specifically requested to participate in marketing its products or where the Purchaser has specifically drawn the Company's attention to requirements for compliance with such regulations or standards.

14.       TAXATION

14.1      Residence

14.1.1 The Company is and always has been resident in the United Kingdom for the purposes of the TA.

14.1.2 The Company is not and has never been either a dual resident company or a dual resident investment company within the meaning of the TA.

14.2      Returns

14.2.1 All returns computations and payments which should have been made or given by the Company for the purposes of Taxation were made or given within the requisite periods and have been correct and made on a proper basis and all notices accounts and information which the Company ought to have made have been made and none of such returns or computations or information is disputed by the Inland Revenue, H.M. Customs and Excise or other fiscal authority concerned and so far as the Warrantors are aware there is no fact which is likely to occasion of any dispute or of any claim for Taxation in respect of any financial period down to and including the Management Accounts Date not provided for in the Management Accounts and the Warrantors is not aware of any matter which may lead to such dispute.

14.2.2 The Company has complied in all material respects with all requirements of the Corporation Tax Self Assessment legislation contained in paragraphs 21 to 23 of Schedule 18 to the Finance Act 1998.

14.3      Close Companies

14.3.1 The Company has not since the Balance Sheet Date made and is not to be regarded as having made or given any such loan or advance as is mentioned in Section 420 421 or 422 of the TA nor has it released or written off or agreed to release or write off the whole of any part of any such loan or advance.

14.3.2 The Company is not and has never been a close investment holding company within the meaning of Section 13A of the TA.

14.3.3 No distribution within Section 418 of the TA has ever been made by the Company.

14.4      Penalties and Interest

          Save as provided for in the Management Accounts the Company has duly paid or fully provided for all Taxation for which it is liable and has not since its incorporation paid or become liable to pay any penalty or interest charged in respect of Taxation not duly paid and there are no circumstances in which any such penalty or interest could be charged against it in respect of any period prior to the Completion Date.

14.5      Transactions involving clearance

          The Company has not entered into or been a party to or otherwise involved in any transaction scheme or arrangement to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances have been obtained on the basis of full and accurate disclosure to the Inland Revenue and/or the Special Commissioners of all facts and considerations relating thereto material to be known to the Inland Revenue and/or the Special Commissioners:

          the TCGA       Section 139
          the TA         Sections 703-709
          the TA         Section 776
          the TCGA       Sections 135-138
          the TA         Section 215

14.6 The Company has not made (and will not be deemed to have made) any elections under Section 524 and 534 of the TA (lump sum receipts for patent and copyright).

14.7      Employees and tax

14.7.1 Save as provided for in the Management Accounts all income tax deductible and payable under the PAYE system has, so far as required to be deducted, been deducted from all payments made by the Company and all amounts due to be paid to the Inland Revenue prior to the date hereof have been so paid.

14.7.2 all deductions and payments required to be made in respect of National Insurance contributions (including employers' contributions) have been so made.

14.7.3 Proper records have been maintained in respect of all such deductions and payments and all regulations applicable thereto have been complied with.

14.8      [intentionally left blank]

14.9      Value Added Tax

14.9.1 The Company is not and has not been for value added tax purposes a member of any group of companies.

14.9.2 So far as the Warrantors are aware the Company has complied with all legislation, regulations, notices orders and directions concerning value added tax, including the making of all necessary returns and payments required by law to H.M. Customs and Excise within the prescribed time limits and has maintained up-to-date records, invoices and other documentsas legally required to do so.

14.9.3 Save as provided in the Management Accounts the Company is not in arrears with any payments or returns or notifications under such legislation, regulations or notices or liable to any abnormal or non-routine payment or any forfeiture penalty interest or surcharge or to the operation of any penal provisions contained therein.

14.10     [intentionally left blank]

14.11     Tax Avoidance

          The Company has not entered into or been a party to any scheme or arrangement or schemes or arrangements designed partly or wholly for the purpose of illegally avoiding Taxation.

14.12     Inheritance Tax, Capital Transfer Tax and Capital Gains

14.2.1 There is no outstanding Inland Revenue Charge under Section 237 of the Inheritance Tax Act 1984 over any of the assets of the Company or any of the Sale Shares.

14.2.2 No person has by virtue of Section 212(1) of the Inheritance Tax Act 1984 any power of sale mortgage or charge in respect of any of the assets of the Company or any of the Sale Shares.

14.13     [intentionally left blank]

14.14     Roll-over Relief

          The Company has made no claim under Sections 152 to 156 (inclusive) or
          Section 158 of the TCGA or Section 276 of the TA and no such claim has been made by any other company which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating liability to corporation tax on chargeable gains or any allowable loss on a subsequent disposal.

14.15     [intentionally left blank]

14.16     Premiums

          The Company has not effected or entered into any act transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of Sections 34 35 36 and 37 of the TA (treatment of premiums etc) and pending Completion will not effect or enter into any such act transaction or arrangement.

14.17     No  Taxation  is or may become  payable  by the  Company  pursuant  to
          Section 190 of the TA in respect of any chargeable gain which accrued or will accrue prior to Completion and the Company will at no time within the two years ending at Completion have transferred any assets other than trading stock to any company which at the time of disposal was a member of the same group (as defined in Section 170 of the TCGA).

14.18     Company reconstruction or amalgamation

          The Company has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Sections 135 and 136 of the TCGA or Section 139 of the TCGA under which shares or debentures have been issued or any transfer of assets effected.

14.19     Chargeable Debts

          No gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owing to the Company not being a debt on a security.


14.20     Claims by the Company

          The Company has made no claim in the last six years under any of the following:-

14.20.1   Section 279 of the TCGA (foreign assets; delayed remittances);

14.20.2   Section 24 of the TCGA (assets of negligible value);

14.20.3   Section  280  of  the  TCGA  (tax  on  chargeable   gains  payable  by
          instalments);

14.20.4 Section 584 of the TA (unremittable income arising outside the United Kingdom) or Section 585 of the TA (relief from tax on delayed remittances);

14.20.5 Section 140 of the TCGA (postponement of charge on transfer of assets to non-resident company).

14.21     [intentionally left blank]

14.22     General

14.22.1 No liability of the Company to Taxation has arisen since the Balance Sheet Date but prior to the Completion Date save for corporation tax payable in respect of normal trading profits earned by it or income tax deducted under PAYE regulations or national insurance contributions or Value Added Tax or sickness pay for which it is accountable to the Inland Revenue, Customs & Excise or other relevant authority and which has where appropriate been deducted or charged and where due paid to the Inland Revenue or such other relevant authority where such liability arises from or in respect of any matter or thing done outside the ordinary course of business of the Company as at Completion.

14.22.2. All documents in the possession of the Company or to the production of which it is entitled and which attract stamp or transfer duty in the United Kingdom or elsewhere have been properly stamped.

15.       PROPERTIES

15.1 The Properties are occupied or used by right of ownership or under lease or licence, the terms of which permit their occupation or use by the Company as occupied or used at the Completion Date. The information contained in the Disclosure Letter as to the tenure of each of the Properties and the principal terms of the tenancies and licences subject to and with the benefit of which the Properties are held the rents currently payable and the dates of the next rent review are accurate in all respects.

15.2 The Company has not received notice that any licences, consents and approvals required from the landlords or any superior landlords under any leases or licences of the Properties for the proper carrying on of the Business have not been obtained or are otherwise than valid and in full force and the covenants on the part of the tenant contained in the licences, consents and approvals have been duly performed and observed.

15.3 The Properties as described in Schedule 4 are the only properties owned, controlled or occupied by the Company or in which the Company has any interest (including rights under options, rights of pre-emption or other contractual relationship).

15.4 The Company has in its possession or control all documents of title in relation to the Properties which consist of original documents or properly examined abstracts.

15.5 The Company has exclusive vacant possession and occupation of the Properties free from material encumbrances or third party rights of any kind whatever save as set out in the Disclosure Letter and all covenants restrictions stipulations or other encumbrances have been and are being properly performed and observed and complied with. All rents, service charges insurance premiums and outgoings affecting the Properties have been promptly paid and none are outstanding.

15.6 So far as the Warrantors are aware there are no covenants, restrictions obligations conditions or stipulations affecting the Properties or any part thereof which are of an onerous or unusual nature which conflict with the present or proposed user thereof or the user thereof for which planning permission has been obtained or sought or which materially affect the value of the Properties of any part thereof.

15.7 No sub-lease, tenancy or licence has been granted or agreed to be granted to any third party in respect of the Properties or any part thereof.

15.8 All buildings or other erections on the Properties or any part thereof are in good repair and condition and are fit for the purpose for which they are at present used and there are no structural problems in respect of the Properties and no deleterious substances not approved by any relevant Code of Practice have been used in the construction of the Properties and the Company has no liability for any clean-up or removal costs in relation to environmental matters in relation to the Properties.

15.9 The Company has not been the tenant of or a guarantor in respect of any leasehold property other than the Properties.

15.10 There are no mortgages or charges legal or equitable specific or floating affecting the Properties nor does any person have or claim any lien on the Properties or the documents of title.

15.11 The Company has not received notice of any compulsory purchase orders or resolutions affecting any of the Properties or any proposal for such an order or resolution.

16.       BORROWINGS AND FACILITIES

16.1 Full details of all limits on the Company's bank facilities and all borrowings of the Company are set out in the Disclosure Letter and the Company is not in breach of any of their terms and none of such facilities or terms of borrowing will be terminated as a result of the entry into this Agreement.

16.2 Full details of all Encumbrances granted by the Company or affecting its undertaking or assets are set out in the Disclosure Letter.

17.       INSOLVENCY

17.1      No  administrator,   administrative  receiver,  receiver,  manager  of
          assets, liquidator or any other similar officer has ever been appointed in respect of the whole or any part of the assets or undertaking of the Company and no order has been made, petition presented, resolution passed or meeting convened at which a resolution will be proposed for the purpose of the making of any order in relation to administration, administrative receivership, receivership, liquidation, management of assets or any other similar situation of the Company.

17.2 The Company is not insolvent nor stopped or suspended payment of its debts nor become unable to pay its debts as they fall due (as such expression is defined in either sub-section (1)(a) to (d) (inclusive) or sub-section (2) of Section 123 of the Insolvency Act 1986).

17.3 No voluntary arrangement (as referred to in the Insolvency Act 1986) or scheme of arrangement as regards its creditors has been proposed by the Directors or is in operation in relation to the Company.

17.4 No unsatisfied judgement order or award is outstanding against the Company.

17.5 No written demand under Section 123(1)(a) of the Insolvency Act 1986 has been made against the Company.

17.6 No distress or execution has been levied on or other process commenced against any asset of the Company.

17.7 The Company has not entered into any transaction nor been given a preference to which sections 238, 239 or 423 of the Insolvency Act 1986 apply or which may otherwise be liable to be set aside or avoided for any reason.

                                   SCHEDULE 4

                                 THE PROPERTIES


Leasehold property known as second floor, Woodley House Crockhamwell Road, Woodley held under a lease dated 1st November 1996 and made between Peel Investmenets (North) Limited and the Company for a term of five years from [ ] 1996.

                                   SCHEDULE 5

                            LIMITATIONS ON LIABILITY


1.1 No claim may be made against the Warrantors for any breach of Warranty (a "Claim") unless notice of such claim is served on the Warrantors in writing, specifying in reasonable detail the nature of such claim and the amount claimed as soon as reasonably practicable after the Purchaser becomes aware thereof.

1.2 The Purchaser shall and shall procure that the Company shall promptly reimburse to the Warrantors all amounts (not exceeding the aggregate sum paid by the Warrantors (or the value of Macrovision options surrendered pursuant to clauses 5.12 and 5.13 of this Agreement in accordance with the valuations set out in those clauses) in respect of any Claim less the Purchaser's costs and expenses in enforcing such recovery and any Taxation thereon) paid by the Warrantors in respect of any Claim which is subsequently recovered by the Purchaser or the Company as the case may be from any insurance company or other third party (other than another company in the Purchaser's Group) and the Purchaser hereby undertakes to use and to procure that the Company uses all reasonable endeavours to enforce any rights to recover such sums from insurers or such other third parties subject to the Warrantors indemnifying and securing the Purchaser and the Company (to their reasonable satisfaction) against any reasonable costs and expenses liabilities penalties and fines which may be incurred thereby.

1.3       No Claim shall be made against the Warrantors:

          (a) to the extent that the breach giving rise to a possible Claim occurs or is increased by reason of the coming into force of any legislation not in force at the date of this Agreement or the withdrawal of any relief, allowance or concession available at the date of this Agreement and reliance on which by the Company has been notified to the Purchaser in the Disclosure Letter (where such legislation or withdrawal purports to be effective retrospectively in whole or in part) or as a result of any retrospective increase in any rate of Taxation or by reason of any change occurring after the date of this Agreement in Revenue practice or by reason of any change occurring after the date of this Agreement in any principal of common law in each case with retrospective effect;

          (b) based upon a liability which is contingent only unless and until:-

                    (i) the Purchaser notifies the Warrantors of the claim in accordance with paragraph 1.1 above;

                    (ii) if the claim is disputed by the Warrantors the Purchaser obtains a written opinion from counsel of at least 10 years standing advising that the contingent liability is likely to become an actual liability.

1.4 If any matter comes to the notice of the Purchaser or a member of the Group the Purchaser shall and shall procure that each relevant member of the Group shall:

          (a) give written notice thereof to the Warrantors in accordance with paragraph 1.1 ;

          (b) (save where it is not reasonably practicable to consult with the Warrantors or having made all reasonable attempts to consult with the Warrantors, in the Purchaser's opinion the Warrantors are unreasonably withholding or delaying agreement) not make any admission of liability, agreement or compromise to or with any person in relation thereto without prior consultation with or the prior agreement in writing of the Warrantors;

          (c) give the Warrantors and their professional advisers (subject to their execution of any confidentiality undertakings the Purchaser may reasonably require) reasonable access during normal business hours to the premises and personnel of the Company (but without unreasonably disrupting the business of the Group) and to any relevant chattels, accounts, documents and records within the possession or control of the Purchaser or the Group to enable the Warrantors and their professional advisers to examine such chattels, accounts, documents and records and to take copies and photographs thereof at their own expense subject to the Warrantors indemnifying and securing the Purchaser and the Company (to their reasonable satisfaction) against any costs and expenses liabilities penalties and fines which may be incurred thereby;

          (d)       take  such   reasonable  and   appropriate   action  as  the
                    Warrantors may reasonably request to avoid, dispute, resist, compromise or defend any such claim .

1.5 Notwithstanding anything expressed or implied in this Agreement to the contrary, any payment by the Vendors pursuant to a Claim shall be treated for all purposes by the parties as a reduction in the consideration payable for the Sale Shares and clause [3] shall be modified accordingly.

1.6 The Purchaser shall only be entitled to recover once for the same loss suffered as a result of a breach of one or more of the Warranties.

1.7 The Purchaser shall procure that all reasonable steps are taken by it and each member of the Group to mitigate any loss or liability pursuant to its obligation existing at law generally which might give rise to a false Claim.

1.8 The liability of the Warrantors under or in relation to the Warranties shall determine on the second anniversary of the Completion Date except in respect of any claim of which the Purchaser shall have given written notice to the Warrantors prior to that date.

1.9 The Purchaser confirms that at the Completion Date other than in relation to the matters set out in the Disclosure Letter it does not have actual knowledge of any fact or matter which it believes or knows (and without making further enquiry or linking together any two or more different facts) constitutes a breach of any of the Warranties. For the purposes of this paragraph 1.9 the "actual knowledge" of the Purchaser shall be construed as meaning the actual knowledge of William Krepick, Victor Viegas and Brian Dunn.

SIGNED (but not delivered until the date    )
hereof) as a DEED by the said               )
PETER ARTHUR NEWMAN.................        )        /s/ Peter Newman
in the presence of:-                        )        ----------------


WITNESS:

Name:    /s/ illegible...............
         ----------------------------

Address: London WC1X.........

         ...........................

Occupation: Trainee Solicitor.......


SIGNED (but not delivered until the date    )
hereof) as a DEED by the said               )
DR KEITH GEORGE WARREN...........           )       /s/ Keith Warren
in the presence of:-                        )       ----------------

WITNESS:

Name:   /s/ illegible...............
        ----------------------------

Address: London WC1X................

             .......................

Occupation:  Trainee Solicitor......


EXECUTED (but not delivered until the )
date hereof) as a DEED by             )
IPR INDUSTRIES LIMITED                )
acting by                             )

                           Director:              /s/ Nils Martensson...........
                                                  ------------------------------
                           Director/Secretary:    /s/ Patrick Martensson........
                                                  ------------------------------

EXECUTED (but not delivered until the )
date hereof) as a DEED by             )
COINSHIRE LIMITED                     )
acting by                             )


                           Director:              /s/ Mike Brooke...............
                                                  ------------------------------

                           Director/Secretary:    ..............................

EXECUTED (but not delivered until the )
date hereof) as a DEED by             )
(QUESTER VCT PLC)                     )
acting by                             )

                           Director:                /s/ Simon Acland............
                                                  ------------------------------
                           Director/Secretary:      /s/ James Abel..............
                                                  ------------------------------

EXECUTED (but not delivered until the )
date hereof) as a DEED by             )
ABINGTON VENTURES                     )
LIMITED PARTNERSHIP                   )
acting by its General Partner         )
Abingworth Ventures (G.P.) Limited

                           Director:                /s/ Stephen Bunting.........
                                                  ------------------------------
                           Director/Secretary:      /s/ David Leathers..........
                                                  ------------------------------

EXECUTED (but not delivered until the )
date hereof) as a DEED by             )
ABINGTON VENTURES                     )
LIMITED PARTNERSHIP "B"               )
acting by its General Partner         )
Abingworth Ventures (G.P.) Limited

acting by

                           Director:              /s/ Stephen Bunting...........
                                                  ------------------------------
Director/Secretary:              /s/ David Leathers...........
                                ------------------------------

EXECUTED  (but not delivered  until the  )
date hereof) as a DEED by  ALTA-BERKELEY )
111 CV acting by Albert Van Herk         )
                                         )
                           Director:              /s/ Albert Van Herk...........
                                                  ------------------------------
         Alta Berkeley Associates BV
         General Partner
                           Director/Secretary:    ..............................

SIGNED (but not delivered until the date    )
hereof) as a DEED by the said               )
COLIN NUNN...............................   )     /s/ Colin Nunn................
in the presence of:-                        )     ------------------------------


WITNESS:

Name:     /s/ illegible............
          -------------------------

Address: London WC1X...............

        ...........................

Occupation Trainee Solicitor.......


SIGNED (but not delivered until the date    )
hereof) as a DEED by the said               )
TOBY GAWIN................................  )      /s/ Toby Gawin...............
in the presence of:-                        )     ------------------------------



WITNESS:

Name:     /s/ illegible..............
          ---------------------------
Address: London WC1X.................

         ............................

Occupation:  Solicitor...............

EXECUTED (but not delivered until the )
date hereof) as a DEED by             )
MACROVISION CORPORATION               )
acting by                             )


                           Authorised Signatory:   /s/ Victor Viegas............
                                                   -----------------------------